UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Amendment to the Advisory Agreement

Black Creek Industrial REIT IV Inc. (the “Company”), BCI IV Operating Partnership LP (the “Operating Partnership”), and BCI IV Advisors LLC (the “Advisor”) previously entered into the Amended and Restated Advisory Agreement (2018), dated as of June 13, 2018 (the “Advisory Agreement”), pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. The agreement has a term of one year, subject to renewal for an unlimited number of one-year periods. As of January 1, 2019, the Advisory Agreement was amended to reflect the Advisor’s agreement to extend the duration of its prior agreement to advance all of the Company’s organization and offering expenses on the Company’s behalf, excluding upfront selling commissions, dealer manager fees and distribution fees, through December 31, 2019 (the Advisor had previously agreed to advance these expenses through December 31, 2018).

The Company will reimburse the Advisor for all such advanced expenses ratably over the 60 months following December 31, 2019. Beginning January 1, 2020, the Company will reimburse the Advisor for any organization and offering expenses that it incurs on the Company’s behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under the Company’s distribution reinvestment plan, the Advisor has agreed to reimburse the Company to the extent that the organization and offering expenses that the Company has incurred exceed 15% of the Company’s gross proceeds from the applicable offering. Any organization and offering expenses reimbursed by the Company which are deemed underwriting compensation will be subject to the 10% limit on underwriting compensation imposed by the Financial Industry Regulatory Authority.

Following the termination of the Advisory Agreement, in addition to other amounts payable to the Advisor, the Advisor will be entitled to receive, subject to limitations on repayment set forth in the Company’s charter, all unpaid reimbursements of expenses, including any organization and offering expenses that have not been reimbursed due to the Advisor’s agreement to advance such expenses as described above.

The preceding summary does not purport to be a complete summary of the amendment to the Advisory Agreement and is qualified in its entirety by reference to Amendment No. 1 to Advisory Agreement (2018), a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Second Amended and Restated Expense Support Agreement

On January 1, 2019, the Company, the Advisor and the Operating Partnership entered into the Second Amended and Restated Expense Support Agreement (the “Expense Support Agreement”). The Expense Support Agreement amended and restated the agreement that had been entered into by the Company, the Operating Partnership and the Advisor in October 2016, which was subsequently amended and restated as of July 1, 2017. Pursuant to the Expense Support Agreement, the Advisor has agreed to defer certain fees and fund certain of the Company’s expenses, subject to the terms of the agreement.  As amended, the Expense Support Agreement provides that, effective for each quarter commencing January 1, 2019 and ending June 30, 2020, the Advisor has agreed to defer payment of all or a portion of the fixed component of the advisory fee otherwise payable to it pursuant to the Advisory Agreement, if, for a particular quarter, the sum of (i) funds from operations (“FFO”), before taking into consideration any of the amounts paid to or by the Advisor pursuant to the Expense Support Agreement, as disclosed in the Company’s quarterly and annual reports, (ii) the Company’s accrued acquisition expenses (net of any acquisition expenses paid by the Company or on its behalf), (iii) the performance component of the advisory fee, (iv) any adjustment that has been made in calculating the Company’s FFO based on straight-line rent and amortization of above/below market leases, (v) organization and offering expenses reimbursed by the Company to the Advisor, and (vi) the fair market value gain amount (collectively, the “Expense Support Threshold”) is less than the aggregate gross cash distributions declared for such quarter, assuming all such cash distributions had been declared at the aggregate distribution rate for Class I shares authorized by the Company’s board of directors for such quarter (“Baseline Distributions”). For purposes of calculating the Expense Support Threshold, the “fair market value gain amount” is an amount equal to up to the total net realized and unrealized fair market value gain on the Company’s real property investments, derivative instruments, and debt for a quarter. The Advisor, in its reasonable discretion, shall determine the amount of such gain to be included in the calculation of the Expense Support Threshold each quarter; provided, that, in no event shall the Advisor determine to include an amount of such gain that causes the Company’s NAV per share, as calculated in accordance with its valuation procedures for such quarter, to decrease below the lesser of (i) $10.00 per share and (ii) the Company’s most recently disclosed NAV per share. Further, for purposes of calculating the Expense Support Threshold, the amounts in each of subsections (ii), (iii), (iv), and (v) of the definition will be a positive number if it was a deduction in calculating the Company’s FFO for such quarter, and conversely will be a negative number if it was an addition in calculating its FFO for such quarter.  For example, if straight-line rent and amortization of above/below-market leases was an addition in calculating the Company’s FFO, then it would be a negative number in calculating the Expense Support Threshold. The amount of the fixed component of the advisory fee that will be deferred for a particular quarter, if any, will equal the lesser of (i) the difference between the Expense Support Threshold and

Baseline Distributions for such quarter and (ii) the entire fixed component of the advisory fee payable to the Advisor pursuant to the Advisory Agreement for such quarter.

In addition, if in a given calendar quarter, the Expense Support Threshold is less than Baseline Distributions for such quarter, and the deferred fixed component of the advisory fee is not sufficient to satisfy the shortfall for such quarter (a “Deficiency”) the Advisor will be required to fund certain of the Company’s or the Operating Partnership’s expenses in an amount equal to such Deficiency. In no event will the aggregate of the fixed component of the advisory fee deferred by the Advisor and the Deficiency support payments made by the Advisor between October 2016 and the termination or expiration of the Expense Support Agreement exceed $15,000,000 (the “Maximum Amount”).  Subject to certain conditions, the Advisor is entitled to reimbursement from the Company for any fixed component of the advisory fee that is deferred and any Deficiency support payments that the Advisor makes pursuant to the Expense Support Agreement; provided, that, other than under certain circumstances in connection with a Liquidity Event (described below), the Company will not be obligated to reimburse the Advisor for any amount not reimbursed by the Company to the Advisor within four years after the quarter in which such reimbursable amount originated. For any quarter in which the Expense Support Threshold exceeds Baseline Distributions for that quarter, the Expense Support Agreement requires that the Company reimburses the Advisor in an amount equal to the lesser of (i) the difference between the Expense Support Threshold and Baseline Distributions and (ii) the sum of all outstanding reimbursable amounts.

In connection with the Company’s completion of a Liquidity Event, the Company will reimburse the Advisor for any outstanding reimbursable amounts that have not been repaid, including amounts that have not been reimbursed by the Company within four years after the quarter in which such reimbursable amount originated (the “Outstanding Reimbursable Amounts”); provided that the Company will reimburse the Advisor in these circumstances only if the “Annual Total Return Amount” exceeds the “Total Return Hurdle” (each as described below); and provided further that the amount of the reimbursement shall equal the lesser of (i) the sum of all Outstanding Reimbursable Amounts, or (ii) the maximum amount permitted to be reimbursed without causing the Annual Total Return Amount to be less than the Total Return Hurdle. For purposes of the Expense Support Agreement, “Annual Total Return Amount” means (i) a cumulative, non-compounded pre-tax rate of return equal to (a) the sum of (x) the cumulative gross distributions per share declared by the Company since the date on which it first issued shares to third-party retail investors in its public offering (the “Inception Date”), and (y) the “Ending NAV,” less $10.00 (the deemed NAV on the Inception Date), (b) divided by $10.00, (ii) divided by the number of years, including fractional years, between the Inception Date and the Liquidity Event. “Ending NAV” means the NAV per share determined in connection with a Liquidity Event. In connection with a listing, the Ending NAV will be an amount equal to the per share market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 90 days after such listing. Upon a Liquidity Event other than a listing, the Ending NAV shall be an amount equal to the per share consideration received by stockholders in connection with such Liquidity Event. For purposes of the Expense Support Agreement, “Total Return Hurdle” means a non-compounded, pre-tax annual rate of return equal to 5%. If Outstanding Reimbursable Amounts are payable to the Advisor, the Company will pay them prior to any payment of any other distribution to any other party in connection with a Liquidity Event. Further, in the event that the Company terminates the Advisory Agreement without cause and not in connection with a Liquidity Event, any reimbursable amounts that have not expired or been repaid pursuant to the terms of the Expense Support Agreement will become immediately due and payable to the Advisor. The Company’s obligation to reimburse the Advisor will be non-interest bearing.

During the term of the Expense Support Agreement, the Company may be able to use cash flow from operations to pay distributions to its stockholders that would otherwise be used to pay the fixed component of the advisory fee or expenses. Although the Expense Support Agreement has an effective term through June 30, 2020, the Expense Support Agreement may be terminated prior thereto without cause or penalty by a majority of the Company’s independent directors upon 30 days’ prior written notice to the Advisor. In addition, the Advisor’s obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Advisory Agreement, (ii) the Company’s delivery of notice to the Advisor of its intention to terminate or not renew the Advisory Agreement, (iii) the Company’s completion of a Liquidity Event or (iv) the time the Advisor has deferred, waived or paid the Maximum Amount. Further, the Advisor may elect to immediately terminate its obligations under the Expense Support Agreement if the Company modifies the calculation of FFO. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2020 will remain operative and in full force and effect through the end of such quarter. When the Expense Support Agreement terminates, the Advisor will not have an obligation to defer fees or support expenses in order to support the Company’s cash distributions. Notwithstanding the foregoing, amounts deferred or reimbursed pursuant to the Expense Support Agreement shall survive any termination or expiration and remain subject to the reimbursement terms described above without modification.

The preceding summary does not purport to be a complete summary of the Expense Support Agreement and is qualified in its entirety by reference to the Second Amended and Restated Expense Support Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Advisory Agreement (2018), dated and effective as of January 1, 2019, by and among Black Creek Industrial REIT IV Inc., BCI IV Operating Partnership LP and BCI IV Advisors LLC.

10.2	Second Amended and Restated Expense Support Agreement, dated as of January 1, 2019, by and among Black Creek Industrial REIT IV Inc., BCI IV Operating Partnership LP and BCI IV Advisors LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

January 7, 2019	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Managing Director, Chief Financial Officer